UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

Drewrys Brewing Company
(Exact name of Registrant as Specified in its Charter)

Nevada	0-54861	27-3733432
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

5402 Brittany Drive
McHenry, Illinois 60060
(Address of Principal Executive Offices including Zip Code)

(815) 575-4815
(Registrant’s Telephone Number, including Area Code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2012 (the “Effective Date”), Drewrys Brewing Company (the “Company”) commenced a public offering pursuant to the Form S-1 Registration Statement of the Company (File No. 333-173309), of up to an aggregate of 3,000,000 shares of the Company’s common stock, par value $.001 (the “Common Stock”). The Company violated Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), as a result of making offers to 28 persons to purchase an aggregate of 151,500 shares of Common Stock in the offering more than nine months after the Effective Date, which was the date required for the prospectus to be updated as required by Section 10(a)(3) of the Securities Act. After giving effect to the foregoing, the Company did not accept these stock subscriptions and returned the subscription funds that were delivered by such investors to the Company. Accordingly, the Company did not sell any shares of Common Stock to these investors in the offering and these investors did not become shareholders of the Company and were not issued stock certificates for their requested stock subscriptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREWRYS BREWING COMPANY

(Registrant)

Dated: February 14, 2014

By: /s/ Francis P. Manzo III

Francis P. Manzo

President and Chief Executive Officer